              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement, (Form N-
1A), and related Statement of Additional Information of Stratton Monthly Dividend REIT Shares, Inc. and to the inclusion of our report dated January 19, 2001 to the Shareholders and Board of Directors of the Stratton Monthly Dividend REIT Shares, Inc.



                                             TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 20, 2001